Exhibit 99.1

The Carlyle Group

News Release

FOR IMMEDIATE RELEASE

October 3, 2012

The Carlyle Group Purchases 55% Stake in

Commodities Investment Manager Vermillion Asset Management

Strategic Partnership Combines Carlyle’s Experience in

Commodities Asset Ownership with Vermillion’s Expertise in Trading of Futures and Physical Commodities

Washington, DC and New York, NY – Global alternative asset manager The Carlyle Group (NASDAQ: CG) and Vermillion Asset Management (Vermillion) announced that the Carlyle publicly traded partnership has purchased, effective October 1, 2012, a 55% stake in Vermillion, a New York-based commodities investment manager with approximately $2.2 billion of assets under management as of September 30, 2012, which has become affiliated with Carlyle’s Global Market Strategies business.

Mitch Petrick, Carlyle Managing Director and Head of Global Market Strategies, said, “This is an important addition to Carlyle’s GMS platform. For many years Carlyle has successfully invested in a variety of energy, agriculture and infrastructure companies. Vermillion employs a liquid, relative-value, low volatility approach to trading both physical commodities and their derivatives to produce positive, uncorrelated returns.”

Drew Gilbert, Co-Managing Partner and Co-Founder of Vermillion, said, “Our team looks forward to leveraging Carlyle’s global network and deep knowledge of local markets to better exploit trading opportunities and inefficiencies in the global commodities markets.”

“Global, secular trends are fundamentally reshaping the supply and demand balance for many commodities worldwide. Our partnership with Carlyle will help us maximize these opportunities to deliver more alpha to our investors,” said Chris Nygaard, Co-Managing Partner and Co-Founder of Vermillion. “As we move forward, we are especially grateful to our employees, our many investors and their advisors for their support of this transaction.”

Vermillion was established in 2005 by Drew Gilbert and Chris Nygaard. Today, Vermillion manages three commodities-focused strategies, including relative value, enhanced index and long-biased physical commodities. Each strategy utilizes Vermillion’s ability to make and take physical delivery, unique among its peer group.

Vermillion will become Carlyle’s exclusive commodities trading platform and Gilbert and Nygaard will continue in their current roles as co-Chief Investment Officers, managing investments and the day-to-day operations of Vermillion.

The Vermillion ownership stake was acquired by Carlyle in exchange for cash, an ownership interest in Carlyle and performance-based contingent payments payable over five and a quarter years. If Vermillion achieves certain performance targets, Carlyle has agreed to issue to the Vermillion principals up to 1,439,788 Carlyle Holdings partnership units over a four and a quarter-year period. These units will be exchangeable one-for-one on a private placement basis for common units of The Carlyle Group L.P. subject to the terms of Carlyle’s exchange agreement. Vermillion’s principals reinvested cash proceeds from the transaction into Vermillion’s funds. The transaction received the requisite fund consents. Further terms of the transaction were not disclosed.

Carlyle’s Global Market Strategies business comprises an array of long/short credit hedge funds, emerging markets equities and macroeconomic strategy hedge funds, structured credit, middle-market credit, energy mezzanine and distressed products – 53 funds with $29 billion in assets managed by 100 investment professionals in New York, Washington, DC, Los Angeles, Houston, Hong Kong and London as of June 30, 2012.

Sandler O’Neill + Partners, L.P. and Katten Muchin Rosenman LLP served as financial and legal advisors to Vermillion, respectively. Simpson Thacher & Bartlett LLP served as legal advisor to Carlyle.

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About The Carlyle Group

The Carlyle Group (NASDAQ: CG) is a global alternative asset manager with $156 billion of assets under management across 99 funds and 63 fund of fund vehicles as of June 30, 2012. Carlyle’s purpose is to invest wisely and create value. Carlyle invests across four segments – Corporate Private Equity, Real Assets, Global Market Strategies and Fund of Funds Solutions – in Africa, Asia, Australia, Europe, the Middle East, North America and South America. Carlyle has expertise in various industries, including: aerospace, defense & government services, consumer & retail, energy, financial services, healthcare, industrial, technology & business services, telecommunications & media and transportation. The Carlyle Group employs 1,300 people in 32 offices across six continents.

The Carlyle Group – Website

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www.twitter.com/onecarlyle

About Vermillion Asset Management

Vermillion Asset Management, LLC is an SEC registered investment advisor offering global commodities-focused strategies via a number of collective investment vehicles. The firm’s 43 member team approaches commodities markets with discrete market-neutral and long-biased strategies that invest across the spectrum of interests, including physical commodities, exchange-listed futures and options and commodity-related equities. Vermillion actively pursues opportunities in agricultural commodities, soft commodities, ferrous, non-ferrous and precious metals, as well as freight and energy. Vermillion was founded in May 2005 and is headquartered in New York City. As of September 30, 2012, the firm managed three investment vehicles with an approximately $2.2 billion investor base spanning a variety of institutions, fund of funds and family offices.

www.vermillionllc.com

Forward Looking Statements

This press release may contain forward looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include, but are not limited to, statements related to the benefits we expect to realize as a result of our acquisition of an interest in Vermillion Asset Management, as well as our expectations regarding the performance of our business, our financial results, our liquidity and capital resources and other non-historical statements. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. These statements are subject to risks, uncertainties and assumptions, including those associated with the failure of Vermillion to perform as we expect and/or our inability to successfully integrate Vermillion into our business, as well as those described under the section entitled “Risk Factors” in our prospectus dated May 2, 2012, filed with the SEC pursuant to Rule 424(b) of the Securities Act on May 4, 2012, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in our filings with the SEC. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law.

This release does not constitute an offer for any Carlyle fund.

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Media Contacts:

Liz Gill (for Carlyle)

W +1-202-729-5385

Elizabeth.gill@carlyle.com

Armel Leslie (for Vermillion)

Walek & Associates

W – 1-212-590-0530

aleslie@walek.com

Public Investors Contact:

Dan Harris

W +1-212-813-4527

Daniel.harris@carlyle.com

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